EXHIBIT 24.6

POWER OF ATTORNEY

The person whose signature appears below constitutes and appoints, jointly and severally, John P. Tavlarios and Jeffrey D. Pribor, as his true and lawful attorneys-in-fact and agents, each of whom may act alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign the Registration Statement on Form S-4 and any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to the Registration Statement on Form S-4, and to sign any related registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, and all post-effective amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Name	Title	Date

/s/ Rex W. Harrington	Director, General Maritime Corporation	April 20, 2010
Rex W. Harrington